                                                                  Exhibit (a)(5)

       Slide Presentation for Employees:  Stock Option Exchange Program

                                  PORTAL(TM)


                         Stock Option Exchange Program


                                                        July 9, 2001

     Agenda                                                          PORTAL(TM)

================================================================================


     . Program Overview

     . How the Stock Option Exchange Works

     . How to Enroll

     . Summary

                              Portal Confidential                              2

                                                                     PORTAL(TM)

================================================================================


                               Program Overview


             This is only intended to be a brief overview. The Offer
              to Exchange Document should be read in its entirety
                and sets forth the terms of the exchange offer.

                             Portal Confidential                               3

Portal Stock Option Exchange Program                                 PORTAL(TM)

================================================================================


     .  Opportunity to replace underwater options (exercise price * = $5.00)

     . New options expected to be granted in February, 2002, at new market price

     .  New options given at 3:4 ratio

         .  Turn in option for 100 shares, receive back option for 75 shares

     .  Vesting schedule doesn't change
                                                                ----------------
                                                                Program Overview
                                                                ----------------

                              Portal Confidential                              4

* Greater than

Rationale                                                          PORTAL(TM)

================================================================================

 .   What's in it for Portal?

     .   Enhanced employee motivation and retention.

 .   What's in it for you?

     . A chance to replace options that may not have value for a long time with options that may potentially have a lower exercise price

IMPORTANT

     . There is no guarantee that the exercise price of the new option shares will be less than the exercise price of the option shares given up

     .   This program is COMPLETELY OPTIONAL

                                                                ----------------
                                                                Program Overview
                                                                ----------------

                              Portal Confidential                              5

                                                                    PORTAL(TM)

================================================================================




                     How the Portal Stock Option Exchange
                                 Program Works


                              Portal Confidential                              6

 Turning in Options                                                  PORTAL(TM)

================================================================================


 .   Opportunity to turn in any "Eligible Option"

     .  Exercise price $5.00 or more

     .  Vested or unvested

     .  Only UN-exercised options

     .  Whole grants only (e.g. can't turn in only part of an option)

     .  Not required to turn in all grants - may pick and choose

 . If you turn in any "Eligible Options," you MUST turn in any "Required Options," which are:

     .  Any option received in last six months

     .  Regardless of exercise price

                                                       How the Program Works

                              Portal Confidential                              7

     Getting New Options                                            PORTAL(TM)

================================================================================


     If you turn in any options....

     .    New Options expected to be granted on or shortly after February 5

          . Exercise Price: closing market price on date of grant

          . Three new option shares for every four option shares turned in

          . MUST be Portal employee on grant date to get new options

     . No additional options granted to participants until New Options granted

          . Options otherwise granted will be delayed

          . Vesting can start before grant date


                                                       How the Program Works

                              Portal Confidential                              8

     Terms of New Options                                          PORTAL(TM)

================================================================================

     New options have same terms as turned in options except....

     . Ten-year term starts over

     . Includes arbitration language

     . Includes consent to data transfer among Portal entities
       (Relevant for international data protection purposes only)

     . All new options will be Non-Qualified options
       (Relevant for US tax purposes only)


                                                       How the Program Works

                              Portal Confidential                              9

     What If...                                                     PORTAL(TM)

================================================================================

     You exchange your old options, and before you are granted the new options...

------------------------------------------------------------------------------------------------------------------------------------

     ... you leave or are terminated from Portal for       Previous grant was canceled; new grant is not granted because you are not
     ANY REASON                                            a Portal employee

------------------------------------------------------------------------------------------------------------------------------------

                                                           You may end up turning in shares at one exercise price, and getting new
     ... Portal stock goes up                              shares at a higher exercise price. There is no guarantee your new exercise price will be lower.

------------------------------------------------------------------------------------------------------------------------------------

                                                           The grant will be delayed until after the date the New Options are
     ... you are promoted, or approved for a               granted. Vesting may be set retroactively to the date the promotion/merit
     merit/promotion grant                                 adjustment was approved.

------------------------------------------------------------------------------------------------------------------------------------

                                                           If we are acquired, the acquiring company may not have to honor the
     ... Portal is acquired                                program, unless it is written into the deal.

------------------------------------------------------------------------------------------------------------------------------------


                                                       How the Program Works

                              Portal Confidential                             10

Key Dates                                                             PORTAL(TM)

                                    11:59 pm Pacific Time
4 Feb, 2001            9 July       4 Aug- Saturday             ~ 5 Feb, 2002
                 Announcement       DEADLINE                    Re-grant date

--------------------------------------------------------------------------------
                              Enrollment
                                  Period



  All Options granted during this         Employees who elect to participate
period considered "Required Options"      in this program cannot receive
 if you participate in the program        additional options during this period


                                                           How the Program Works

                              Portal Confidential                             11

Example: How the Program Works                                        PORTAL(TM)

Required Options
-------------------------------------------------------------------------------------------------
                                         Exercise      Option                       New Option
     Reason          Grant Date           Price        Shares     Yes     No        Shares
-------------------------------------------------------------------------------------------------
   Promo                Mar-01           $  4.500       1525        x                  1143
-------------------------------------------------------------------------------------------------
Eligible Options
   Merit                Dec-00           $  5.750       2000                x       No Change
-------------------------------------------------------------------------------------------------
   Underwater           Dec-00           $  5.750        300                x       No Change
-------------------------------------------------------------------------------------------------
   Underwater           Dec-00           $  5.750       1000                x       No Change
-------------------------------------------------------------------------------------------------
   Merit                Apr-00           $ 31.250       1200        x                   900
-------------------------------------------------------------------------------------------------
   New Hire             Oct-99           $ 26.125       4000        x                  3000
-------------------------------------------------------------------------------------------------
                                        Total Shares   10,000                         8,343


                                                           How the Program Works

                              Portal Confidential                             12

Example: Vesting                                                      Portal(TM)

-------------------------------------------------------------------------------
                                       Turned in
                                        Option              New Option
-------------------------------------------------------------------------------
Total Shares                              4800                3600
-------------------------------------------------------------------------------
Grant Date                           February, 2000       February, 2002
-------------------------------------------------------------------------------
Percent Vested on Feb-02                    50%                 50%
-------------------------------------------------------------------------------
Shares Vesting Per Month                   100                  75
-------------------------------------------------------------------------------
Date Fully Vested                    February, 2004       February, 2004
-------------------------------------------------------------------------------


                                                           How the Program Works

                              Portal Confidential                             13

     International Implications                                PORTAL(TM)
===============================================================================

     . Program available to ALL Portal employees worldwide
     . Serious tax implications possible in some countries
       . Summary tax information will be available for most countries . TALK TO A TAX ADVISOR
     . New stock options in some countries contain new or additional restrictions or terms that may be less favorable to employees

[LOGO]                                                  How the program Works


                              Portal confidential                   14

                                                                     PORTAL(TM)
===============================================================================


                         How to Exchange Your Options




                              Portal Confidential                      15

     Election Process                                         PORTAL(TM)
================================================================================

     .   Get the critical information
         .   Review legal documents: paper or online
         .   Review your stock history
     .   Make your decision
         .   Modeling tool
         .   Crystal ball
     .   Complete Election Process
         . Fill out, print, and sign Election Form
         . Fax, hand-deliver or mail form to HR Ops
         . Confirm receipt on online tool
         . Election Form must be received by HR Operations by 11:59 p.m.
           Pacific Daylight Time on August 4, 2001.

                                                    How to Exchange Your Options

                              Portal Confidential                         16

     Enrollment Tools                                           PORTAL(TM)
===============================================================================


     .   Legal Documents
         .   Sent to you by email
         .   Available on Pathfinder
         .   Paper copies also available
     .   Online tool
         .   Lists your options
         .   Enables you to model choices and possible results
         .   Allows you to fill in and print actual election form


                                                    How to Exchange Your Options

                              Portal Confidential                         17

                [SCREEN PRINT OF STOCK OPTIONS EXCHANGE LOGIN]
                                                                              18

      [SCREEN PRINT OF RECEIPT OF STOCK OPTIONS EXCHANGE OFFER DOCUMENTS]

                     [SCREEN PRINT OF VIEWING THE OPTIONS]

                    [SCREEN PRINT OF SELECTING THE OPTIONS]

                 [SCREEN PRINT OF MODELING THE POSSIBILITIES]

                     [SCREEN PRINT OF SAVING THE ELECTION]

           [SCREEN PRINT OF REVIEW STOCK OPTIONS EXCHANGE SELECTION]

                        [SCREEN PRINT OF ARE YOU SURE?]

                    [SCREEN PRINT OF ARE YOU REALLY SURE?]

                    [SCREEN PRINT OF PRINTING THE ELECTION]

                   [SCREEN PRINT OF CONFIRMING THE ELECTION]

     Whom to Call                                            PORTAL(TM)
================================================================================


     If you have questions about....
          .   Log-in problems
          .   International ID/SS#:

          . Material in this presentation
          . Program details or other questions
          . Tax and financial implications
          . Grants you think you've received

     Then contact.....
          .   IT help desk (submit ticket)
          .   Julie Duggan:
              jduggan@portal.com
              ------------------

          .   Your HR Rep
          .   Mitch Gaynor, Dena Priolo, Loree Farrar, Sabiha Chunawala
          .   Your own tax advisor
          .   Karen Rogers
              krogers@portal.com
              ------------------


                                                    ----------------------------
                                                    How to Exchange Your Options
                                                    ----------------------------


                              Portal Confidential                         29

     Portal Stock Option Exchange Program                         PORTAL(TM)
================================================================================

     Risks...
          . The stock price could go up
          . You could leave Portal or be terminated
          . We could be acquired
          . Because you turned in more option shares, you will receive fewer option shares

And opportunities...

         . A chance to get a new exercise price for your underwater options

Our only advice:
         . Seek financial/tax guidance
         . Use the online tool
         . Meet the DEADLINE: August 4, 2001


                               It's Your Choice


                              Portal Confidential                     30

                                  PORTAL(TM)